Rocket Companies Announces First Quarter 2023 Results

•Generated Q1'23 net revenue of $666 million and adjusted revenue of $882 million. Adjusted revenue exceeded the high end of guidance range
•Reached 27.6 million Rocket Accounts1 across our ecosystem, as of March 31, 2023
•Launched BUY+ and SELL+ purchase initiative, a collaboration between Rocket Homes and Rocket Mortgage, to help homebuyers and homeowners transact with ease
•Unveiled Rocket Visa Signature Credit Card, the first credit card designed to make home buying more accessible and homeownership easier through everyday spending
•As previously announced on February 13, 2023, Bill Emerson, Board Director of Rocket Companies and Vice Chairman of Rock Holdings, has been appointed to serve as interim CEO effective June 1

DETROIT, May 4, 2023 – Rocket Companies, Inc. (NYSE: RKT) (“Rocket Companies” or the “Company”), a Detroit-based fintech platform company consisting of tech-driven mortgage, real estate and financial services businesses – including Rocket Mortgage, Rocket Homes, Rocket Loans and Rocket Money – today announced results for the quarter ended March 31, 2023.

“Rocket delivered solid results in the first quarter in the backdrop of an uncertain macro environment. Adjusted revenue exceeded the top end of our guidance, driven by healthy client demand and strong execution,” said Jay Farner, CEO of Rocket Companies, “Our purchase pipeline has been growing in the second quarter, but constrained housing inventory and affordability still present challenges. To help our clients in this market, we recently launched BUY+ and SELL+, a collaboration between Rocket Homes and Rocket Mortgage, and unveiled our new Rocket Visa Signature Credit Card, a loyalty program card. These initiatives, along with Rocket Rewards, provide our clients with tangible value and an experience that can only be realized through Rocket. We believe our ability to provide a superior, differentiated client value proposition will drive growth in our purchase market share, revenue and profitability.”

First Quarter 2023 Financial Summary2

ROCKET COMPANIES
($ amounts in millions, except per share)

	Q1-23	Q1-22
	(Unaudited)
Total revenue, net	$666	$2,671
Total expenses	$1,082	$1,608
GAAP Net (Loss) Income	$(411)	$1,037

Adjusted Revenue	$882	$1,931
Adjusted Net (Loss) Income	$(111)	$293
Adjusted EBITDA	$(79)	$450

GAAP Diluted (Loss) Earnings Per Share	$(0.16)	$0.40
Adjusted Diluted (Loss) Earnings Per Share	$(0.06)	$0.15

1 A Rocket Account holder is defined as a consumer who opens an account with any of our Rocket services, including Rocket Money. Each Rocket Account holder has unique account credentials across collective Rocket services through our single sign-on solution. A Rocket Account holder continues to be counted as one unless they delete or request that we remove their account information.
2 "GAAP" stands for Generally Accepted Accounting Principles in the U.S. Please see the sections of this document titled "Non-GAAP Financial Measures" and "GAAP to non-GAAP Reconciliations" for more information on the Company's non-GAAP measures and its share count. Certain figures in the tables throughout this document may not foot due to rounding.

(Units in '000s, $ amounts in millions)

	Q1-23	Q1-22
Select Metrics	(Unaudited)
Closed loan origination volume	$16,929	$53,977
Gain on sale margin	2.39%	3.01%
Net rate lock volume	$19,535	$49,614
Amrock closings (units)	35.9	168.3

First Quarter 2023 Financial Highlights

•Generated total revenue, net of $666 million and net loss of $411 million, or a loss of $0.16 cents per diluted share. Generated total adjusted revenue of $882 million and adjusted net loss of $111 million, or an adjusted loss of $0.06 cents per diluted share.

•Rocket Mortgage generated $17 billion in mortgage origination closed loan volume. Gain on sale margin was 2.39%.

•Total liquidity was approximately $8.1 billion, as of March 31, 2023, which includes $0.9 billion of cash on-hand, $2.4 billion of corporate cash used to self-fund loan originations, $3.1 billion of undrawn lines of credit, and $1.7 billion of undrawn MSR lines.

•Servicing book unpaid principal balance was $524.8 billion at March 31, 2023. As of March 31, 2023, our servicing portfolio includes 2.5 million clients and generates approximately $1.5 billion of recurring servicing fee income on an annualized basis.

•Rocket Mortgage net client retention rate was 96% over the 12 months ended March 31, 2023. There is a strong correlation between this metric and client lifetime value, and we believe our net client retention rate is unmatched among mortgage companies and on par with some of the best performing subscription business models in the world.

Company Highlights

•In April, we introduced BUY+ and SELL+, a collaboration between Rocket Mortgage and Rocket Homes, our proprietary home search platform and real estate agent referral network business. With BUY+, purchase clients can save thousands of dollars in upfront costs if they work with a Rocket Homes Partner Real Estate Agent and obtain financing with Rocket Mortgage. With SELL+, sellers listing their home for sale with a Rocket Homes Verified Partner Agent will receive a rebate check for 1% of the sale price from Rocket Homes after closing. If a homeowner is buying and selling, they can use both BUY+ and SELL+ to increase their savings.

•In April, we unveiled the Rocket Visa Signature Credit Card, the first credit card that makes home buying more accessible and homeownership easier through everyday spending. With the Rocket Signature Card, our clients can earn 5% back to lower closing costs and down payments by thousands of dollars, helping to address some of the most significant hurdles to purchasing a home. The Rocket Signature Card is linked to our Rocket Rewards loyalty program and designed to appeal to first time home buyers and existing homeowners who are in the market to buy, helping us reach them earlier in the purchase life cycle.

•Rocket Mortgage purchase net promoter scores (NPS) reached all-time highs of 75 for retail clients and 53 for real estate agents in the first quarter, meaning clients and agents recommend Rocket highly as a lender. This achievement is due to our ongoing technology and data investments and process improvements. An NPS above 50 is generally considered excellent.

•As of March 31, 2023, Rocket Accounts reached 27.6 million total accounts. Rocket Accounts is an important metric as it represents clients who have taken the action to create an account with us and with whom we may have visibility on credit worthiness, spending behavior, finances, home buying intent and more. Through these deeper, data-driven insights, we are able to deliver richer and more personalized experiences to Rocket Account holders and build ongoing relationships with them.

•In March, Rocket Mortgage became the first national lender to offer Freddie Mac’s BorrowSmart AccessSM program. The program offers a $3,000 credit for first time homebuyers to use toward their down payment, helping to lower a significant hurdle to homeownership, especially to underserved communities. First time homebuyers can use BorrowSmart AccessSM if they are purchasing a home in several counties across 10 metro areas – Atlanta; Chicago; Detroit; El Paso; Houston; McAllen, Texas; Memphis; Miami; Philadelphia and St. Louis.

•As previously announced on February 13, 2023, Bill Emerson, Board Director of Rocket Companies and Vice Chairman of Rock Holdings, has been appointed to serve as interim CEO effective June 1. The Board of Directors has commenced a search for a permanent Chief Executive Officer and has retained a leading firm to support its evaluation of internal and external candidates.

Rocket Environmental, Social, Governance: For-More-Than-Profit

•In March, we announced that the fourth annual Rocket Mortgage Classic, Rocket Mortgage's flagship PGA tournament held in Detroit, raised $1.6 million in 2022 to support local Detroit nonprofits. Since 2019, the Rocket Mortgage Classic has raised nearly $7 million for local charitable organizations, including nearly $4 million for the “Changing the Course” Detroit digital inclusion effort. The fifth annual Rocket Mortgage Classic event will be held at the Detroit Golf Club from June 27 to July 2, 2023.

•In February, the Rocket Community Fund, the philanthropic partner of Rocket Companies, announced a collaboration with Partnership for Southern Equity and Atlanta BeltLine Partnership to launch the Neighbor to Neighbor program in Atlanta. Neighbor to Neighbor is a door-to-door outreach program that aims to help over 20,000 families achieve housing stability.

•The Rocket Community Fund, the Rocket Mortgage Classic, and partner Connect 313 reached a key milestone in their efforts to bridge the digital divide in Detroit. The Affordable Connectivity Program enrolled over

100,000 households to provide subsidized internet access for income-qualified families. This marks the highest rate of enrollment for cities with more than 150,000 households.

Second Quarter 2023 Outlook
In Q2 2023, we expect adjusted revenue of between $850 million to $1 billion.

Direct to Consumer

In the Direct to Consumer segment, clients have the ability to interact with Rocket Mortgage online and/or with the Company’s mortgage bankers. The Company markets to potential clients in this segment through various brand campaigns and performance marketing channels. The Direct to Consumer segment derives revenue from originating, closing, selling and servicing predominantly agency-conforming loans, which are pooled and sold to the secondary market. The segment also includes title insurance, appraisals and settlement services complementing the Company’s end-to-end mortgage origination experience. Servicing activities are fully allocated to the Direct to Consumer segment and are viewed as an extension of the client experience. Servicing enables Rocket Mortgage to establish and maintain long term relationships with our clients, through multiple touchpoints at regular engagement intervals.

DIRECT TO CONSUMER3
($ amounts in millions)

	Q1-23	Q1-22
	(Unaudited)
Sold loan volume	$8,811	$36,165
Sold loan gain on sale margin	3.71%	4.00%
Revenue, net	$495	$2,235
Adjusted Revenue	$711	$1,496
Contribution margin	$206	$626

Partner Network

The Rocket Professional platform supports our Partner Network segment, where we leverage our superior client service and widely recognized brand to grow marketing and influencer relationships, and our mortgage broker partnerships through Rocket Pro TPO ("third party origination"). Our marketing partnerships consist of well-known consumer-focused companies that find value in our award-winning client experience and want to offer their clients mortgage solutions with our trusted, widely recognized brand. These organizations connect their clients directly to us through marketing channels and a referral process. Our influencer partnerships are typically with companies that employ licensed mortgage professionals that find value in our client experience, technology and efficient mortgage process, where mortgages may not be their primary offering. We also enable clients to start the mortgage process through the Rocket platform in the way that works best for them, including through a local mortgage broker.

PARTNER NETWORK3
($ amounts in millions)

	Q1-23	Q1-22
	(Unaudited)
Sold loan volume	$6,584	$26,033
Sold loan gain on sale margin	0.83%	0.91%
Revenue, net	$91	$292
Adjusted Revenue	$91	$292
Contribution margin	$26	$172

3 We measure the performance of the Direct to Consumer and Partner Network segments primarily on a contribution margin basis. Contribution margin is intended to measure the direct profitability of each segment and is calculated as Adjusted Revenue less directly attributable expenses. Directly attributable expenses include salaries, commissions and team member benefits, general and administrative expenses, and other expenses, such as direct servicing costs and origination costs. A loan is considered "sold" when it is sold to investors on the secondary market. See "Summary Segment Results" section later in this document and the footnote on "Segments" in the "Notes to Consolidated Financial Statements" in the Company's forthcoming filing on Form 10-Q for more information.

Balance Sheet and Liquidity

We remain in a strong liquidity position, with total liquidity of $8.1 billion, which includes $0.9 billion of cash on-hand, $2.4 billion of corporate cash used to self-fund loan originations, a portion of which could be transferred to funding facilities (warehouse lines) at our discretion, $3.1 billion of undrawn lines of credit from financing facilities, and $1.7 billion of undrawn MSR lines. As of March 31, 2023 our available cash position was $3.3 billion, which includes cash on-hand and corporate cash used to self-fund loan originations, combined with the $6.7 billion of mortgage servicing rights, representing a total of $9.9 billion of asset value on our balance sheet. As of March 31, 2023, our total equity was $8.1 billion.

BALANCE SHEET HIGHLIGHTS
($ amounts in millions)

	March 31, 2023	December 31, 2022
	(Unaudited)
Cash and cash equivalents	$893	$722
Mortgage servicing rights (“MSRs”), at fair value	$6,670	$6,947
Funding facilities	$5,236	$3,549
Other financing facilities and debt	$4,453	$4,701
Total equity	$8,109	$8,476

First Quarter Earnings Call

Rocket Companies will host a live conference call at 4:30 p.m. ET on May 4, 2023 to discuss its results for the quarter ended March 31, 2023. A live webcast of the event will be available online by clicking on the "Investor Info" section of our website. The webcast will also be available via rocketcompanies.com.

A replay of the webcast will be available on the Investor Relations site following the conclusion of the event.

Condensed Consolidated Statements of Income (Loss)
($ In Thousands, Except Shares and Per Share Amounts)

	Three Months Ended March 31,
	2023	2022
	(Unaudited)
Revenue
Gain on sale of loans
Gain on sale of loans excluding fair value of MSRs, net	$265,003	$687,170
Fair value of originated MSRs	204,560	796,616
Gain on sale of loans, net	469,563	1,483,786
Loan servicing (loss) income
Servicing fee income	366,385	366,214
Change in fair value of MSRs	(398,279)	454,380
Loan servicing (loss) income, net	(31,894)	820,594
Interest income
Interest income	66,744	90,540
Interest expense on funding facilities	(29,060)	(41,696)
Interest income, net	37,684	48,844
Other income	190,715	317,372
Total revenue, net	666,068	2,670,596
Expenses
Salaries, commissions and team member benefits	603,775	853,915
General and administrative expenses	195,390	275,857
Marketing and advertising expenses	181,604	328,058
Depreciation and amortization	30,685	21,042
Interest and amortization expense on non-funding debt	38,333	38,664
Other expenses	32,268	90,603
Total expenses	1,082,055	1,608,139
(Loss) income before income taxes	(415,987)	1,062,457
Benefit from (provision for) income taxes	4,504	(25,849)
Net (loss) income	(411,483)	1,036,608
Net loss (income) attributable to non-controlling interest	392,960	(982,896)
Net (loss) income attributable to Rocket Companies	$(18,523)	$53,712

(Loss) earnings per share of Class A common stock
Basic	$(0.15)	$0.44
Diluted	$(0.16)	$0.40

Weighted average shares outstanding
Basic	124,732,722	122,691,728
Diluted	1,974,629,808	1,975,379,132

Condensed Consolidated Balance Sheets
($ In Thousands)

	March 31, 2023	December 31, 2022
Assets	(Unaudited)
Cash and cash equivalents	$893,383	$722,293
Restricted cash	64,307	66,806
Mortgage loans held for sale, at fair value	8,438,714	7,343,475
Interest rate lock commitments (“IRLCs”), at fair value	182,112	90,635
Mortgage servicing rights (“MSRs”), at fair value	6,669,939	6,946,940
Notes receivable and due from affiliates	8,073	10,796
Property and equipment, net	267,320	274,192
Deferred tax asset, net	541,248	537,963
Lease right of use assets	391,897	366,189
Forward commitments, at fair value	5,101	22,444
Loans subject to repurchase right from Ginnie Mae	1,626,587	1,642,392
Goodwill and intangible assets, net	1,253,309	1,258,928
Other assets	860,289	799,159
Total assets	$21,202,279	$20,082,212
Liabilities and equity
Liabilities:
Funding facilities	$5,236,034	$3,548,699
Other financing facilities and debt:
Senior Notes, net	4,029,339	4,027,970
Early buy out facility	423,831	672,882
Accounts payable	135,039	116,331
Lease liabilities	448,331	422,769
Forward commitments, at fair value	87,918	25,117
Investor reserves	107,134	110,147
Notes payable and due to affiliates	30,451	33,463
Tax receivable agreement liability	577,996	613,693
Loans subject to repurchase right from Ginnie Mae	1,626,587	1,642,392
Other liabilities	390,274	393,200
Total liabilities	$13,092,934	$11,606,663
Equity
Class A common stock	$1	$1
Class B common stock	—	—
Class C common stock	—	—
Class D common stock	19	19
Additional paid-in capital	294,718	276,221
Retained earnings	280,997	300,394
Accumulated other comprehensive (loss) income	(32)	69
Non-controlling interest	7,533,642	7,898,845
Total equity	8,109,345	8,475,549
Total liabilities and equity	$21,202,279	$20,082,212

Summary Segment Results for the Three Months Ended March 31, 2023 and 2022,
($ amounts in millions)
(Unaudited)

Three Months Ended March 31, 2023	Direct to Consumer	Partner Network	Segments Total	All Other	Total
Total U.S. GAAP Revenue, net	$495	$91	$586	$80	$666
Change in fair value of MSRs due to valuation assumptions, net of hedges	216	—	216	—	216
Adjusted revenue	$711	$91	$802	$80	$882
Less: Directly attributable expenses	506	65	571	77	648
Contribution margin (1)	$206	$26	$231	$3	$234

Three Months Ended March 31, 2022	Direct to Consumer	Partner Network	Segments Total	All Other	Total
Total U.S. GAAP Revenue, net	$2,235	$292	$2,527	$144	$2,671
Change in fair value of MSRs due to valuation assumptions, net of hedges	(739)	—	(739)	—	(739)
Adjusted revenue	$1,496	$292	$1,787	$144	$1,931
Less: Directly attributable expenses	869	120	989	119	1,108
Contribution margin (1)	$626	$172	$798	$25	$823

(1) We measure the performance of the segments primarily on a contribution margin basis. Contribution margin is intended to measure the direct profitability of each segment and is calculated as Adjusted Revenue less Directly attributable expenses. Adjusted Revenue is a non-GAAP financial measure described below. Directly attributable expenses include salaries, commissions and team member benefits, general and administrative expenses, marketing and advertising expenses and other expenses, such as direct servicing costs and origination costs.

GAAP to non-GAAP Reconciliations

Adjusted Revenue Reconciliation
($ amounts in millions)

	Three Months Ended March 31,
	2023	2022
	(Unaudited)
Total revenue, net	$666	$2,671
Change in fair value of MSRs due to valuation assumptions (net of hedges) (1)	216	(739)
Adjusted Revenue	$882	$1,931

(1) Reflects changes in assumptions including discount rates and prepayment speed assumptions, mostly due to changes in market interest rates, and the effects of contractual prepayment protection associated with sales of MSRs.

Adjusted Net Income (Loss) Reconciliation
($ amounts in millions)

	Three Months Ended March 31,
	2023	2022
	(Unaudited)
Net (loss) income attributable to Rocket Companies	$(19)	$54
Net (loss) income impact from pro forma conversion of Class D common shares to Class A common shares (1)	(392)	984
Adjustment to the benefit from (provision for) income tax (2)	96	(242)
Tax-effected net (loss) income (2)	(314)	795
Share-based compensation expense	52	67
Change in fair value of MSRs due to valuation assumptions (net of hedges) (3)	216	(739)
Tax impact of adjustments (4)	(65)	169
Other tax adjustments (5)	1	1
Adjusted Net (Loss) Income	$(111)	$293

(1) Reflects net (loss) income to Class A common stock from pro forma exchange and conversion of corresponding shares of our Class D common shares held by non-controlling interest holders as of March 31, 2023 and 2022.

(2) Rocket Companies is subject to U.S. Federal income taxes, in addition to state, local and Canadian taxes with respect to its allocable share of any net taxable (loss) income of Holdings. The Adjustment to the benefit from (provision for) income tax reflects the difference between (a) the income tax computed using the effective tax rates below applied to the (loss) income before income taxes assuming Rocket Companies, Inc. owns 100% of the non-voting common interest units of Holdings and (b) the (benefit from) provision for income taxes. The effective income tax rate for ### was 24.29% and 25.21% for three months ended March 31, 2023 and 2022, respectively

(3) Reflects changes in assumptions including discount rates and prepayment speed assumptions, mostly due to changes in market interest rates, and the effects of contractual prepayment protection associated with sales of MSRs.

(4) Tax impact of adjustments gives effect to the income tax related to share-based compensation expense and change in fair value of MSRs due to valuation assumptions at the effective tax rates for each quarter.

(5) Represents tax benefits due to the amortization of intangible assets and other tax attributes resulting from the purchase of Holdings units, net of payment obligations under Tax Receivable Agreement.

Adjusted Diluted Weighted Average Shares Outstanding Reconciliation
($ in millions, except shares and per share)

	Three Months Ended March 31,
	2023	2022
	(Unaudited)
Diluted weighted average Class A Common shares outstanding	1,974,629,808	1,975,379,132
Assumed pro forma conversion of Class D shares (1)	—	—
Adjusted diluted weighted average shares outstanding	1,974,629,808	1,975,379,132

Adjusted Net (Loss) Income	$(111)	$293
Adjusted Diluted (Loss) Earnings Per Share	$(0.06)	$0.15

(1) Reflects the proforma exchange and conversion of non-dilutive Class D common stock to Class A common stock. For the three months ended March 31, 2023 and 2022, Class D common shares were dilutive and are included in the diluted weighted average Class A common shares outstanding in the table above.

Adjusted EBITDA Reconciliation
($ amounts in millions)

	Three Months Ended March 31,
	2023	2022
	(Unaudited)
Net (loss) income	$(411)	$1,037
Interest and amortization expense on non-funding debt	38	39
Income tax (benefit) provision	(5)	26
Depreciation and amortization	31	21
Share-based compensation expense	52	67
Change in fair value of MSRs due to valuation assumptions (net of hedges) (1)	216	(739)
Adjusted EBITDA	$(79)	$450

(1) Reflects changes in assumptions including discount rates and prepayment speed assumptions, mostly due to changes in market interest rates, and the effects of contractual prepayment protection associated with sales of MSRs.

Non-GAAP Financial Measures

To provide investors with information in addition to our results as determined by GAAP, we disclose Adjusted Revenue, Adjusted Net Income (Loss), Adjusted Diluted Earnings (Loss) Per Share and Adjusted EBITDA (collectively “our non-GAAP financial measures”) as non-GAAP measures which management believes provide useful information to investors. We believe that the presentation of our non-GAAP financial measures provides useful information to investors regarding our results of operations because each measure assists both investors and management in analyzing and benchmarking the performance and value of our business. Our non-GAAP financial measures are not calculated in accordance with GAAP and should not be considered as a substitute for revenue, net income (loss), or any other operating performance measure calculated in accordance with GAAP. Other companies may define our non-GAAP financial measures differently, and as a result, our measures of our non-GAAP financial measures may not be directly comparable to those of other companies. Our non-GAAP financial measures provide indicators of performance that are not affected by fluctuations in certain costs or other items. Accordingly, management believes that these measurements are useful for comparing general operating performance from period to period, and management relies on these measures for planning and forecasting of future periods. Additionally, these measures allow management to compare our results with those of other companies that have different financing and capital structures.

We define “Adjusted Revenue” as total revenues net of the change in fair value of mortgage servicing rights (“MSRs”) due to valuation assumptions (net of hedges). We define “Adjusted Net Income (Loss)” as tax-effected earnings (losses) before share-based compensation expense, the change in fair value of MSRs due to valuation assumptions (net of hedges), and the tax effects of those adjustments as applicable. We define “Adjusted Diluted Earnings (Loss) Per Share” as Adjusted Net Income (Loss) divided by the diluted weighted average number of Class A common stock outstanding for the applicable period, which assumes the pro forma exchange and conversion of all outstanding Class D common stock for Class A common stock. We define “Adjusted EBITDA” as earnings (losses) before interest and amortization expense on non-funding debt, income tax, depreciation and amortization, share-based compensation expense, change in fair value of MSRs due to valuation assumptions (net of hedges).

We exclude from each of our non-GAAP financial measures the change in fair value of MSRs due to valuation assumptions (net of hedges) as this represents a non-cash non-realized adjustment to our total revenues, reflecting changes in assumptions including discount rates and prepayment speed assumptions, mostly due to changes in market interest rates, which is not indicative of our performance or results of operation. We also exclude effects of contractual prepayment protection associated with sales of MSRs. Adjusted EBITDA includes Interest expense on funding facilities, which are recorded as a component of Interest income, net, as these expenses are a direct cost driven by loan origination volume. By contrast, interest and amortization expense on non-funding debt is a function of our capital structure and is therefore excluded from Adjusted EBITDA.

Our definitions of each of our non-GAAP financial measures allow us to add back certain cash and non-cash charges, and deduct certain gains that are included in calculating Total revenues, net, Net income (loss) attributable to Rocket Companies or Net income (loss). However, these expenses and gains vary greatly, and are difficult to predict. From time to time in the future, we may include or exclude other items if we believe that doing so is consistent with the goal of providing useful information to investors.

Although we use our non-GAAP financial measures to assess the performance of our business, such use is limited because they do not include certain material costs necessary to operate our business. Our non-GAAP financial measures can represent the effect of long-term strategies as opposed to short-term results. Our presentation of our non-GAAP financial measures should not be construed as an indication that our future results will be unaffected by unusual or nonrecurring items. Our non-GAAP financial measures have limitations as analytical tools, and you should not consider them in isolation or as a substitute for analysis of our results as reported under U.S. GAAP. Because of these limitations, our non-GAAP financial measures should not be considered as measures of discretionary cash available to us to invest in the growth of our business or as measures of cash that will be available to us to meet our obligations.

Forward Looking Statements

Some of the statements contained in this document are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are generally identified by the use of words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "plan," "potential," "predict," "project," "should," "target," "will," "would" and, in each case, their negative or other various or comparable terminology. These forward-looking statements reflect our views with respect to future events as of the date of this document and are based on our management’s current expectations, estimates, forecasts, projections, assumptions, beliefs and information. Although management believes that the expectations reflected in these forward-looking statements are reasonable, it can give no assurance that these expectations will prove to have been correct. All such forward-looking statements are subject to risks and uncertainties, many of which are outside of our control, and could cause future events or results to be materially different from those stated or implied in this document. It is not possible to predict or identify all such risks. These risks include, but are not limited to, the risk factors that are described under the section titled “Risk Factors” in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and other filings with the Securities and Exchange Commission. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this document and in our SEC filings. We expressly disclaim any obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by applicable law.

About Rocket Companies

Founded in 1985, Rocket Companies is a Detroit-based fintech platform company consisting of personal finance and consumer technology brands including Rocket Mortgage, Rocket Homes, Amrock, Rocket Money, Rocket Loans, Rocket Mortgage Canada, Lendesk, Core Digital Media, Rocket Central and Rock Connections.

Rocket Companies’ mission is to be the best at creating certainty in life’s most complex moments so that its clients can live their dreams. The Company helps clients achieve the dream of home ownership and financial freedom through industry-leading client experiences powered by its simple, fast and trusted digital solutions. Rocket Companies ranked #11 on Fortune's list of the "100 Best Companies to Work For" in 2023 and has placed in the top third of the list for 20 consecutive years. For more information, please visit our Corporate Website or Investor Relations Website.

Investor Relations Contact:
Sharon Ng
ir@rocketcompanies.com
(313) 769-2058

Media Contact:
Aaron Emerson
aaronemerson@rocketcentral.com
(313) 373-3035